EXHIBIT 99.1

VuMe Live PPV Set to Web Broadcast Nigy Boy Reggae Concert From Nation Lawn Stadium in Grenada May 24

TPT Global Tech (OTC PINK:TPTW), www.tptglobaltech.com, a leading force in technology and telecommunications, is excited to announce renowned reggae sensation Nigy Boy is set to bring his electrifying performance to the world through a live VuMe Live PPV Web Broadcast event from the Nation Lawn Stadium in Grenada. The much-anticipated event will take place on www.vumeliveppv.com, starting at 9 PM EDT.

For the first time, fans from across the globe will have the opportunity to experience Nigy Boy's dynamic stage presence and soulful tunes from the comfort of their homes. The live broadcast, hosted on VuMe, will be available for a one-time purchase of $14.99, making it an accessible and affordable experience for reggae enthusiasts everywhere.

https://www.youtube.com/shorts/TNqnuD02pl8

Adding to the excitement, the event will feature a special guest performance by the rising star Little Jello, who has been making waves in the music scene with his unique blend of reggae and dancehall beats.

"I'm thrilled to be performing at the Nation Lawn Stadium and to have the chance to connect with my fans worldwide through this live broadcast," said Nigy Boy. "Music has the power to unite us, and I can't wait to share this special moment with all of you."

About VuMe Live PPV:

VuMe is a platform for live pay-per-view (PPV) events, offering high-quality live streaming services that bring live concert and Sport experiences directly to viewers' homes. With VuMe, fans can enjoy exclusive access to live performances, special behind-the-scenes content, and interactive features that enhance the viewing experience. The platform ensures seamless streaming on multiple devices, including smartphones, tablets, and smart TVs, making it convenient for fans to watch their favorite artists perform live from anywhere in the world.

Event Details:

•	Artist: Nigy Boy
•	Guest Artist: Little Jello
•	Date: May 24, 2024
•	Time: 9 PM EDT
•	Location: Nation Lawn Stadium, Grenada
•	Broadcast Platform: VuMe Live PPV (Web)
•	Price: $14.99

For more information and to purchase tickets, visit • www.vumeliveppv.com.

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About Nigy Boy: Nigy Boy, hailing from Kingston, Jamaica, is a celebrated reggae artist known for his powerful lyrics and captivating performances. His music resonates with audiences worldwide, earning him a dedicated fan base and critical acclaim.

About Little Jello: Little Jello is an emerging artist who blends traditional reggae with modern dancehall influences. His energetic performances and innovative sound have quickly made him a favorite among fans and critics alike.

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About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.

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